UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 8, 2011

MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)

  (217) 223-7300
Registrant's Telephone Number, Including Area Code

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Effective as of  November 8, 2011, the Board of Directors of the Company approved the voluntary delisting of its Common Stock, par value $0.4167 per share, from the NYSE Amex and the voluntary termination of the registration of the Common Stock under the Securities Exchange Act of 1934, as amended. In connection therewith, the Company notified NYSE Amex on November 14, 2011 of the Company’s intention to file a Form 25 on or about November 28, 2011. The Company anticipates that the Form 25 will become effective 10 days following its filing.

On or after the effective date of delisting, the Company intends to file a Form 15 with the SEC to voluntarily effect the deregistration of its common stock. The Company is eligible to deregister by filing Form 15 because it has fewer than 300 holders of record of its common stock. Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K and proxy statements, will immediately be suspended.

Item  7.01  Regulation FD Disclosure

On November 14, 2011, the Company issued a press release announcing that its Board of Directors had approved the voluntary delisting and deregistration of its Common Stock.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.  The information contained in the press release and under this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability provisions of that section.

Item 9.01  Financial Statements And Exhibits

(c) Exhibits:

Exhibit Number	Description

99.1	Press release dated November 14, 2011.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By:	/s/Lee R. Keith
Name:	Lee R. Keith
Title:	President and Chief Executive Officer

Date: November 14, 2011